Exhibit 10.17

INTERCREDITOR AGREEMENT

among

GENERAL MARITIME CORPORATION,

as Parent,

GENERAL MARITIME SUBSIDIARY CORPORATION,

as First Priority Borrower,

GENERAL MARITIME SUBSIDIARY II CORPORATION,

as Second Priority Borrower,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO,

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as First Priority Agent and Collateral Agent

and

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Second Priority Agent

dated as of May 17, 2012

SECTION 8.	Pari Passu Priority Collateral	32
8.1.	Lien Priorities	32
8.2.	Exercise of Remedies	33
8.3.	Applications of Proceeds	34
8.4.	Perfection	34

SECTION 9.	Miscellaneous	34
9.1.	Conflicts	34
9.2.	Effectiveness; Continuing Nature of this Agreement; Severability	34
9.3.	Amendments; Waivers	35
9.4.	Information Concerning Financial Condition of the Borrowers and their Subsidiaries	35
9.5.	Subrogation	36
9.6.	SUBMISSION TO JURISDICTION; WAIVERS	36
9.7.	Notices	37
9.8.	Further Assurances	38
9.9.	APPLICABLE LAW	38
9.10.	Binding on Successors and Assigns	38
9.11.	Specific Performance	38
9.12.	Headings	38
9.13.	Counterparts	38
9.14.	Authorization	38
9.15.	Provisions Solely to Define Relative Rights	39
9.16.	Grantors; Additional Grantors	39

Signature Page to General Maritime $508M Primary Intercreditor Agreement

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), dated as of May 17, 2012, is entered into by and among GENERAL MARITIME CORPORATION (the “Parent”), GENERAL MARITIME SUBSIDIARY CORPORATION, as borrower under the First Priority Credit Agreement (as defined below) (the “First Priority Borrower”), GENERAL MARITIME SUBSIDIARY II CORPORATION, as borrower under the Second Priority Credit Agreement (as defined below) (the “Second Priority Borrower” and, together with the First Priority Borrower, the “Borrowers”), EACH OF THE UNDERSIGNED SUBSIDIARY GUARANTORS (as defined below), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its capacity as administrative agent for the First Priority Creditors (as defined below), including its successors and assigns from time to time (the “First Priority Agent”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its capacity as administrative agent for the Second Priority Obligations (as defined below), including its successors and assigns from time to time (in such capacity, the “Second Priority Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The First Priority Borrower, the Parent, the lenders from time to time party thereto, the First Priority Agent, the Collateral Agent and the other entities from time to time party thereto have entered into that certain $508,977,536.95 Third Amended and Restated Credit Agreement, dated as of the date hereof (the “First Priority Credit Agreement”), which First Priority Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date (as defined in the First Priority Credit Agreement), the “Original Credit Agreement”), among the First Priority Borrower, the Parent, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd. (“Arlington”), the lenders party thereto and the First Priority Agent;

The Second Priority Borrower, the Parent, the lenders from time to time party thereto, the Second Priority Agent and the other entities from time to time party thereto have entered into that certain $273,802,583.31 Second Amended and Restated Credit Agreement, dated as of the date hereof (the “Second Priority Credit Agreement”), which Second Priority Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified and/or supplemented from time to time to, but not including, the Restatement Effective Date), among the Second Priority Borrower, the Parent, General Maritime Subsidiary Corporation, Arlington, the lenders party thereto and the Second Priority Agent;

Pursuant to (i) the First Priority Credit Agreement, the Parent, Arlington and the Second Priority Borrower have agreed to guaranty the First Priority Obligations and to cause certain current and future Subsidiaries listed on the signature pages hereto and to the Other Intercreditor Agreement (as defined below) (the “Subsidiary Guarantors”) to agree to guaranty the First Priority Obligations (the “First Priority Guaranty”); and (ii) the Second Priority Credit Agreement, the Parent, Arlington and the First Priority Borrower have agreed to guaranty the Second Priority Obligations and to cause the Subsidiary Guarantors to agree to guaranty the Second Priority Obligations (the “Second Priority Guaranty”);

The obligations of the First Priority Borrower under the First Priority Credit Agreement and the Existing Swap Agreements (as defined below) and the obligations of the Parent, Arlington, the Second Priority Borrower and the Subsidiary Guarantors under the First Priority Credit Agreement and the First Priority Guaranty are secured, inter alia, on a first priority basis by Liens on the Collateral pursuant to the terms of the First Priority Collateral Documents;

The obligations of the Second Priority Borrower under the Second Priority Credit Agreement and the obligations of the Parent, the First Priority Borrower, Arlington and the Subsidiary Guarantors under the Second Priority Credit Agreement and the Second Priority Guaranty are secured, inter alia, on a second priority basis by Liens on the Collateral pursuant to the terms of the Second Priority Collateral Documents;

The First Priority Loan Documents and the Second Priority Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Priority Agent and the First Priority Creditors to consent to the Grantors incurring the Second Priority Obligations and to induce the First Priority Creditors to convert their outstanding revolving loans under the Original Credit Agreement to Tranche A Loans, convert the Specified Swap (as defined in the First Priority Credit Agreement) to Tranche B Loans and make other financial accommodations to or for the benefit of the First Priority Borrower or any other Grantor, the Second Priority Agent on behalf of the Second Priority Creditors has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.            Definitions.

1.1.                            Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented, replaced or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means a court having jurisdiction over an Insolvency or Liquidation Proceeding.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to that term in the Preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Hamburg and London are authorized or required by law or executive order to close.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States of America rated at least A-1 or the equivalent thereof by Standard & Poor’s Financial Services LLC (and its successors) or at least P 1 or the equivalent thereof by Moody’s Investors Service, Inc. (and its successors) and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“Collateral” means:

(i)                                     each of the Collateral Vessels;

(ii)                                  all the Equity Interests in (w) the First Priority Borrower, (x) Arlington, (y) each of the other Grantors that owns a Collateral Vessel and (z) each Grantor which is a Subsidiary of the First Priority Borrower and owns, directly or indirectly, any Equity Interests in any Grantor which owns a Collateral Vessel;

(iii)                               all insurances on the Collateral Vessels;

(iv)                              all earnings from the Collateral Vessels;

(iv)                              the Earnings Accounts described in clause (a) of the definition thereof and all property of every type and description in which any proceeds of any Disposition of Collateral are invested;

(v)                                 all rights under any charter contracts with respect of the Collateral Vessels;

(vi)                              all tangible and intangible property which is pledged to secure the First Priority Obligations in order to cure a default or potential default under Section 9.09 of the First Priority Credit Agreement;

(vii)                           any other assets and/or property of the First Priority Borrower or any other Grantor, whether real, personal or mixed, constituting “Primary Collateral” under and as defined in First Priority Credit Agreement at any time; and

(viii)                        to the extent not otherwise included above, all proceeds of any of the foregoing.

It is understood and agreed that the Collateral does not include (x) the Other Collateral and that the respective rights and remedies of the First Priority Creditors and the Second Priority Creditors with respect thereto will be governed by the Other Intercreditor Agreement and (y) notwithstanding anything to the contrary contained above or in the definition of Other Collateral, the Pari Passu Collateral Accounts.

“Collateral Agent” means (x) prior to the Discharge of the First Priority Obligations, the First Priority Agent and (y) after the Discharge of First Priority Obligations, the Second Priority Agent.

“Collateral Documents” means, collectively, the First Priority Collateral Documents and the Second Priority Collateral Documents, in each case with respect to the Collateral.

“Collateral Vessel” means each of the vessels listed on Annex I hereto, together with any vessel provided as a replacement thereto in accordance with the terms of the First Priority Credit Agreement and the Second Priority Credit Agreement at any time.

“Comparable Second Priority Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, the Second Priority Loan Document which creates a Lien on the same Collateral, granted by the same Grantor or Grantors.

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Discharge of First Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

(a)                                 payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Priority Loan Documents and constituting First Priority Obligations;

(b)                                 payment in full in cash of all other First Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)                                  termination or expiration of all commitments, if any, to extend credit that would constitute First Priority Obligations;

(d)                                 termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to the First Priority Agent) of all letters of credit issued by any First Priority Creditor; and

(e)                                  termination and payment of all Existing Swap Agreements issued or entered into under the First Priority Loan Documents and constituting First Priority Obligations.

For the avoidance of doubt, “Discharge of First Priority Obligations” shall not require the payment of First Priority Obligations consisting solely of contingent indemnification obligations for which (i) no claim has been made and (ii) notice of the event with respect to which a claim may arise has not been given to the First Priority Borrower.

“Disposition” means a sale, lease, exchange, transfer or other disposition.

“Earnings Account” means (a) each bank account required to be opened and maintained by (x) each Grantor that owns a Collateral Vessel in its name with the Collateral Agent into which bank account such Grantor shall procure that all hires, freights, pool income and other sums payable in respect of the Collateral Vessels are credited and (y) each Grantor that owns an Other Collateral Vessel in its name with the Collateral Agent into which bank account such Grantor shall procure that all hires, freights, pool income and other sums payable in respect of the Other Collateral Vessels are credited and (b) each Pari Passu Collateral Account.

“Equity Interests” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, applicable law or otherwise, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Priority Loan Documents, the Second Priority Loan Documents or any Collateral Document, Article 9 of the UCC, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral (including, without limitation, the notification of account debtors), (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or any portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests and including any right of recoupment or set-off) whether under the First Priority Loan Documents, the Second Priority Loan Documents or any Collateral Document, applicable law, in an Insolvency Proceeding or otherwise.

“Exercise Any Unsecured Creditor Remedies” or “Exercise of Unsecured Creditor Remedies” means the commencement or joinder in the commencement of an Insolvency or Liquidation Proceeding against the Parent or any of its Subsidiaries.

“Existing Swap Agreements” means (i) the interest rate swap agreement entered into between the Parent and DnB Bank ASA with a notional amount equal to $75,000,000 and (ii) the interest rate swap agreement entered into between the Parent and Nordea Bank Finland plc with a notional amount equal to $75,000,000.

“First Priority Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“First Priority Collateral” means all of the Collateral with respect to which a Lien is granted as security for any First Priority Obligations.

“First Priority Collateral Documents” means the Security Documents (as defined in the First Priority Credit Agreement) and the First Priority Guaranty and any other agreement, document or instrument pursuant to which a Lien is granted on the Collateral securing any First Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Creditors” means, at any relevant time, the holders of First Priority Obligations at that time, including the First Priority Lenders, the agents under the First Priority Loan Documents and the lender counterparties to the Existing Swap Agreements.

“First Priority Debt Notice” has the meaning assigned to that term in Section 5.6.

“First Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“First Priority Lenders” means the Lenders under and as defined in the First Priority Loan Documents.

“First Priority Liens” means any Liens on the Collateral securing the First Priority Obligations pursuant to the First Priority Collateral Documents, this Agreement or otherwise.

“First Priority Loan Documents” means the First Priority Credit Agreement and the Credit Documents (as defined in the First Priority Credit Agreement), including Existing Swap Agreements, and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any First Priority Obligations, including any intercreditor or joinder agreement among holders of First Priority Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, Refinanced or extended from time to time in accordance with the provisions of this Agreement.

“First Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the First Priority Credit Agreement and the other First Priority Loan Documents, including Obligations under the Existing Swap Agreements. “First Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing, if the sum of: (1) Indebtedness constituting principal outstanding under the First Priority Credit Agreement (including any unfunded commitments) and the other First Priority Loan Documents (but excluding, for the avoidance of doubt, indebtedness under any Existing Swap Agreement), plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Priority Credit Agreement, is in excess of the Maximum First Priority Indebtedness Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Maximum First Priority Indebtedness Amount shall be included in First Priority Obligations and interest, fees, premium (if any) and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Priority Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Priority Obligations. For the avoidance of doubt, indebtedness under any Existing Swap Agreements shall not be included in calculating the Maximum First Priority Indebtedness Amount.

“First Priority Purchase Price” has the meaning assigned to that term in Section 5.7.

“First Priority Recovery” has the meaning assigned to that term in Section 6.5(a).

“First Priority Termination Fees” has the meaning assigned to that term in Section 5.7.

“Grantors” means the Parent, the Borrowers, each of the Subsidiary Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Priority Collateral Document or a Second Priority Collateral Document as a “Grantor” (or the equivalent thereof).

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Priority Credit Agreement or the Second Priority Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)                                 any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)                                 any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)                                  any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                                 any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Maximum First Priority Indebtedness Amount” means (x) $508,977,536.95 minus (y) permanent reductions of the principal amount of the Indebtedness under the First Priority Credit Agreement; provided that no such reduction shall be deemed to occur in connection with any Refinancing of the First Priority Credit Agreement.

“Maximum Second Priority Indebtedness Amount” means (x) $273,802,583.31 minus (y) permanent reductions of the principal amount of the Indebtedness under the Second Priority Credit Agreement; provided that no such reduction shall be deemed to occur in connection with any Refinancing of the Second Priority Credit Agreement.

“Net Cash Proceeds” shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Parent or any Borrower or any of their respective Subsidiaries from such Collateral Disposition net of (i) reasonable transaction costs (including, without limitation, reasonable attorney’s fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp tax payable by the Parent, any Borrower or any of its Subsidiaries as a result of such Collateral Disposition.

“New First Priority Agent” has the meaning assigned to that term in Section 5.6.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Priority Creditors, the Second Priority Creditors or any of them or their respective Affiliates, in each case under the First Priority Loan Documents, the Second Priority Loan Documents or Existing Swap Agreements, whether for principal, interest or payments for early termination, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Other Collateral” means all property (tangible and intangible) securing the Obligations other than the Collateral and shall include, without limitation:

(i)                                     each of the Other Collateral Vessels;

(ii)                                  all Equity Interests in (x) the Second Priority Borrower, (y) each of the other Grantors that owns a Other Collateral Vessel and (z) each Grantor which is a Subsidiary of the Second Priority Borrower and owns, directly or indirectly, any Equity Interests in any Grantor which owns an Other Collateral Vessel;

(ii)                                  all insurances on the Other Collateral Vessels;

(iv)                              all earnings from the Other Collateral Vessels;

(v)                                 the Earnings Accounts described in clauses (y) and (z) of the definition thereof and all property of every type and description in which any proceeds of any Disposition of Other Collateral are invested;

(vi)                              all rights under any charter contracts with respect of the Other Collateral Vessels;

(vii)                           all tangible and intangible property which is pledged to secure the Second Priority Obligations in order to cure a default or potential default under Section 9.09 of the Second Priority Credit Agreement; and

(viii)                        any other assets and/or property of the First Priority Borrower or any other Grantor, whether real, personal or mixed, constituting “Secondary Collateral” under and as defined in First Priority Credit Agreement at any time; and

(ix)                              to the extent not otherwise included above, all proceeds of any of the foregoing.

Notwithstanding anything to the contrary contained above or in the definition of Collateral, it is understood and agreed that the Other Collateral does not include the Pari Passu Collateral Accounts.

“Other Collateral Vessel” means each of the vessels listed on Annex II hereto, together with any vessel provided as a replacement thereto in accordance with the terms of the Second Priority Credit Agreement at any time.

“Other Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, entered into by and among the Parent, the Borrowers, the other Subsidiaries of the Parent from time to time party thereto, the First Priority Agent and the Second Priority Agent setting forth the respective rights and remedies of the First Priority Creditors and the Second Priority Creditors with respect to the Other Collateral.

“Parent” has the meaning assigned to that term in the Recitals to this Agreement.

“Pari Passu Collateral Accounts” means each bank account opened and maintained by the Parent, the First Priority Borrower, the Second Priority Borrower and Arlington, which accounts (i) shall be pledged to secure the First Priority Obligations and the Second Priority Obligations on a pari passu basis and (ii) shall exclude the Earnings Accounts set forth in clause (a) of the definition thereof.

“Pari Passu Collateral Percentage” means (i) in the case of the First Priority Obligations, the percentage of the aggregate Obligations represented by the First Priority Obligations and (ii) in the case of the Second Priority Obligations, 100% less the Pari Passu Collateral Percentage for the First Priority Obligations.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Collateral” has the meaning assigned to that term in Section 5.5(i).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Second Priority Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“Second Priority Collateral Documents” means the Security Documents (as defined in the Second Priority Credit Agreement) and the Second Priority Guaranty and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Priority Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Priority Creditors” means, at any relevant time, the holders of Second Priority Obligations at that time, including the Second Priority Lenders and the agents under the Second Priority Loan Documents.

“Second Priority Collateral” means all of the Collateral with respect to which a Lien is granted as security for any Second Priority Obligations.

“Second Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Priority Lenders” means the “Lenders” under and as defined in the Second Priority Loan Documents.

“Second Priority Liens” means any Liens on the Second Priority Collateral securing the Second Priority Obligations pursuant to the Second Priority Collateral Documents, this Agreement or otherwise.

“Second Priority Loan Documents” means the Second Priority Credit Agreement and the Credit Documents (as defined in the Second Priority Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Priority Obligations, including any intercreditor or joinder agreement among holders of Second Priority Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Priority Mortgage” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the Second Priority Credit Agreement and the other Second Priority Loan Documents. “Second Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Priority Purchase Notice” has the meaning assigned to that term in Section 5.7.

“Second Priority Recovery” has the meaning assigned to that term in Section 6.5(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.

“Triggering Event” means (a) the tenth Business Day prior to the acceleration prior to maturity of all or any portion of the First Priority Obligations, (b) subject to Section 5.7(b), the exercise of any remedy with respect to Liens on the Collateral by the First Priority Agent, (c) a default in any payment under any of the First Priority Loan Documents, or the Second Priority Loan Documents which remains uncured or unwaived for a period of 30 days in the aggregate (after giving effect to any applicable grace period under the First Priority Loan Documents or the Second Priority Loan Documents, as the case may be) or (d) the commencement of an Insolvency or Liquidation Proceeding.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2.                            Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)                                 any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time permitted to be amended, restated, supplemented, modified, renewed, Refinanced or extended in accordance with the terms hereof;

(b)                                 any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)                                  the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)                                 all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)                                  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1.                            Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Priority Obligations granted on the Collateral or of any Liens securing the First Priority Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Priority Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Priority Obligations or the Second Priority Obligations or any other circumstance whatsoever, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby agrees that:

(a)                                 so long as the Discharge of First Priority Obligations has not occurred, any Lien on the Collateral securing any First Priority Obligations now or hereafter held by or on behalf of the First Priority Agent or any First Priority Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Priority Obligations; and

(b)                                 so long as the Discharge of First Priority Obligations has not occurred, any Lien on the Collateral securing any Second Priority Obligations now or hereafter held by or on behalf of the Second Priority Agent, any Second Priority Creditors, any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Priority Obligations. All Liens on the Collateral securing any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Priority Obligations for all purposes, whether or not such Liens securing any First Priority Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any other Grantor or any other Person.

2.2.                            Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Priority Creditor, and the First Priority Agent, for itself and on behalf of each First Priority Creditor, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any First Priority Collateral Document or Second Priority Collateral Document or any obligation thereunder, (ii) the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First

Priority Creditors in the First Priority Collateral or by or on behalf of any of the Second Priority Creditors in the Second Priority Collateral, as the case may be, or the provisions of this Agreement, or (iii) the relative rights and duties of the holders of First Priority Obligations or Second Priority Obligations granted and/or established pursuant to this Agreement, any First Priority Collateral Document or any Second Priority Collateral Document that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Agent, any First Priority Creditor, the Second Priority Agent or any Second Priority Creditor, to enforce this Agreement, including the provisions of this Agreement relating to the relative priority of the Liens securing the applicable Obligations as provided in Sections 2.1 and 3.1.

2.3.                            No New Liens. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the parties hereto agree that the Borrowers shall not, and shall not permit any other Grantor or any Subsidiary of the Parent to:

(i)                                     grant or permit any additional Liens on any asset or property to secure any Second Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the First Priority Obligations; or

(ii)                                  grant or permit any additional Liens on any asset or property to secure any First Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Priority Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Agent and/or the First Priority Creditors, the Second Priority Agent, on behalf of the Second Priority Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.3.

2.4.                            Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral be identical. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by the First Priority Agent or the Second Priority Agent to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Priority Loan Documents and the Second Priority Loan Documents; and

(b)                                 that the documents and agreements creating or evidencing the First Priority Collateral and the Second Priority Collateral and guarantees for the First Priority Obligations and the Second Priority Obligations, subject to Section 5.3(c), shall be in all material respects the same forms of documents other than (i) with respect to the first lien and the second lien nature of the Obligations thereunder and (ii) changes with respect to the Collateral Agent as are customary where a collateral agent is acting on behalf of securityholders and is not a lender acting on its own behalf and on behalf of other lenders.

SECTION 3. Enforcement.

3.1.                            Exercise of Remedies.

(a)                                 Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the Second Priority Agent and the Second Priority Creditors:

(i)                                     will not Exercise Any Secured Creditor Remedies with respect to the First Priority Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Agent or any Second Priority Creditor is a party);

(ii)                                  will not contest, protest or object to any Exercise of Secured Creditor Remedies or any Exercise of Unsecured Creditor Remedies relating to the First Priority Collateral under the First Priority Loan Documents or otherwise; and

(iii)                               except as may be permitted in Section 3.1(c), will not object to the forbearance by the First Priority Agent or the First Priority Creditors from bringing or pursuing any Exercise of Secured Creditor Remedies or any Exercise of Unsecured Creditor Remedies with respect to the First Priority Collateral;

provided that, in the case of (i), (ii) and (iii) above, the Liens on the Collateral granted to secure the Second Priority Obligations of the Second Priority Creditors and the Second Priority Obligations of the Second Priority Creditors shall attach to any proceeds resulting from actions taken by the First Priority Agent or any First Priority Creditor in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of First Priority Obligations. Subject to Section 5.7(b), the First Priority Agent agrees to provide at least ten Business Days’ prior written notice to the Second Priority Agent of its intention to Exercise Any Secured Creditor Remedies; provided, however, that the failure to give any such notice shall not in any way limit its ability to Exercise Any Secured Creditor Remedies to the extent that such Exercise of Secured Creditor Remedies is not otherwise prohibited by the provisions of this Agreement.

(b)                                 (i) Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, but subject to Section 3.1(a)(i), the First Priority Agent and the First Priority Creditors shall have the exclusive right to Exercise Any Secured Creditor Remedies with respect to the Collateral (including set off and the right to credit bid their debt) and make determinations regarding the release, Disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Priority Agent or any Second Priority Creditor; provided that the Lien on the Collateral securing the Second Priority Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In the Exercise of Secured Creditor Remedies, the First Priority Agent and the First Priority Creditors may enforce the provisions of the First Priority Loan Documents and Exercise Any Secured Creditor Remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, subject to the terms of this Agreement. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction, subject to the terms of this Agreement.

(c)                                  Notwithstanding the foregoing, the Second Priority Agent and any Second Priority Creditor may:

(1)                                 file a claim, proof of claim or statement of interest with respect to the Second Priority Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor;

(2)                                 take any action (not adverse to the priority status of the Liens on the Collateral securing the First Priority Obligations, or the rights of the First Priority Agent or the First Priority Creditors to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)                                 file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Creditors, including any claims secured by the Collateral, if any, in each case not in violation of the terms of this Agreement;

(4)                                 file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not in violation of the terms of this Agreement;

(5)                                 vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Priority Obligations and the Collateral;

(6)                                 join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Priority Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Priority Agent (it being understood that neither the Second Priority Agent nor any Second Priority Creditor shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(7)                                 engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations and appraisals of the Collateral for the sole purpose valuing the Collateral and not for the purpose of marketing or conducting a disposition of such Collateral; provided, however, that the Second Priority Agent shall not take any of the foregoing actions if they would materially interfere with the Exercise of Secured Creditor Remedies by the First Priority Agent;

(8)                                 the filing and pursuit of a lawsuit against the First Priority Agent and/or any First Priority Creditor for breach or non-performance of any payment obligations pursuant hereto;

(9)                                 the imposition of default interest (and interest on interest) under the Second Priority Credit Agreement; and

(10)                          bidding for (including credit bidding in conjunction with a cash bid sufficient to cause a Discharge of First Priority Obligations) and, if such bidding is successful, purchasing Collateral pursuant to a disposition of Collateral that would constitute an Exercise of Secured Creditor Remedies by the First Priority Agent for a cash purchase price in an amount no less than the amount required to cause the Discharge of First Priority Obligations in full.

The Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.

(d)                                 Subject to Section 3.1(c) and Section 6.3(b):

(1)                                 the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, agrees that the Second Priority Agent and the Second Priority Creditors will not take any action that would hinder any Exercise of Secured Creditor Remedies under the First Priority Loan Documents or is otherwise prohibited hereunder, including any Disposition of Collateral, whether by foreclosure or otherwise;

(2)                                 the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby waives any and all rights it or the Second Priority Creditors may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Agent or the First Priority Creditors seek to enforce or collect the First Priority Obligations or the Liens on the Collateral securing the First Priority Obligations granted in any of the First Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Priority Agent or First Priority Creditors is adverse to the interest of the Second Priority Creditors, except to the extent in violation of this Agreement; and

(3)                                 the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Agent or the First Priority Creditors with respect to the Collateral as set forth in this Agreement and the First Priority Collateral Documents.

(e)                                  Except as otherwise specifically set forth in Section 3.1(c), the Second Priority Agent and the Second Priority Creditors may exercise rights and remedies as unsecured creditors against the Borrowers or any other Grantor that has guaranteed or granted Liens to secure the Second Priority Obligations in accordance with the terms of the Second Priority Loan Documents and applicable law; provided that in the event that any Second Priority Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Obligations) as the other Liens securing the Second Priority Obligations are subject to this Agreement.

(f)                                   Except as otherwise set forth herein, nothing in this Agreement shall prohibit the receipt by the Second Priority Agent or any Second Priority Creditors of the required payments of interest, principal and other amounts owed in respect of the Second Priority Obligations, so long as such receipt is not the direct or indirect result of the Exercise of Secured Creditor Remedies (including set off) by the Second Priority Agent or any Second Priority Creditors or enforcement in contravention of this Agreement of any Lien held by any of them. Except as expressly provided in this Agreement, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Agent or the First Priority Creditors may have with respect to the First Priority Collateral.

SECTION 4.               Payments.

4.1.                            Application of Proceeds of Collateral. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, Collateral or proceeds thereof received in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent or First Priority Creditors shall be applied by the First Priority Agent to the First Priority Obligations in such order as specified in the relevant First Priority Loan Documents, provided that it is understood and agreed that Section 9 of the Pledge Agreement and the Parent Pledge Agreement (each as defined in the First Priority Credit Agreement) provides that any such amounts received shall be applied first to the payment of the First Priority Obligations other than Obligations under the Existing Swap Agreements, and second to the payment of First Priority Obligations under the Existing Swap Agreements. Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver to the Second Priority Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Agent to the Second Priority Obligations in such order as specified in the Second Priority Collateral Documents.

4.2.                            Application of Proceeds of Pari Passu Collateral Accounts. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, proceeds of the Pari Passu Collateral Accounts received in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent or First Priority Creditors

shall be applied by the First Priority Agent to the Obligations in the following order of application:

(i)                                     First, to the payment of all amounts payable under the First Priority Loan Documents and the Second Priority Loan Documents on account of the Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent of the Collateral Agent in connection with any of the First Priority Loan Documents or the Second Priority Loan Documents;

(ii)                                  Second, to the First Priority Agent and the Second Priority Agent, pro rata, based upon their respective Pari Passu Collateral Percentages, for application to the payment of the First Priority Obligations and the Second Priority Obligations, as the case may be, which are secured by such Pari Passu Collateral Accounts that are then due and payable in such order as may be provided in the First Priority Loan Documents or the Second Priority Loan Documents, as the case may be, in an amount sufficient to pay in full in cash all outstanding First Priority Obligations and Second Priority Obligations, as the case may be, that are then due and payable (including (x) the cash collateralization of outstanding letters of credit as provided in the First Priority Documents and (y) all interest accrued on the First Priority Obligations and the Second Priority Obligations, as the case may be, after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the First Priority Documents or Second Priority Documents, as the case may be), provided that if the Discharge of First Priority Obligations has occurred or occurs or if the Second Priority Obligations have been paid in full, in each case by reason of the application pursuant to this clause, then any excess shall be applied to the then outstanding First Priority Obligations or Second Priority Obligations, as the case may be; and

(iii)                               Third, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent, the First Priority Borrower, the Second Priority Borrower and Arlington, as the case may be, their respective successors or assigns, or as a court of competent jurisdiction may direct.

4.3.                            Payments Over in Violation of Agreement. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the First Priority Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Priority Agent or any Second Priority Creditors in connection with the exercise of any right or remedy (including set off) relating to the Collateral (including, without limitation, as a result of any cash distribution in respect of the Collateral in any such Insolvency or Liquidation Proceeding) shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the First Priority Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements in the name of Nordea Bank Finland plc, New York Branch, as agent for the Second Priority Agent or any such Second Priority Creditors. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Obligations.

SECTION 5.               Other Agreements.

5.1.                            Releases. (a) Subject to Section 5.7, if in connection with the Exercise of Secured Creditor Remedies by the First Priority Agent in respect of the Collateral provided for in Section 3.1, the First Priority Agent, for itself or on behalf of any of the First Priority Creditors, releases any of its Liens on any part of the Collateral (other than to the extent constituting Pari Passu Collateral Accounts) or releases any Grantor from its obligations under its guaranty of the First Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor (in each case other than in the case of a release granted in connection with the Discharge of First Priority Obligations), then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Priority Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Obligations, shall be automatically, unconditionally and simultaneously released. The Second Priority Agent, for itself or on behalf of any such Second Priority Creditors, promptly shall execute and deliver to the First Priority Agent or such Grantor such termination statements, releases and other documents as the First Priority Agent or such Grantor may reasonably request to effectively confirm such release. Notwithstanding anything herein to the contrary, no release shall occur without the consent of the Second Priority Agent for an Exercise of Secured Creditor Remedies as to any Collateral the Net Cash Proceeds of the disposition of which will not be applied to repay and to permanently reduce commitments with respect to the First Priority Obligations and/or the Second Priority Obligations as applicable.

(b)                                 If in connection with a Disposition of Collateral permitted under the terms of the First Priority Loan Documents (including following any waiver granted to permit such Disposition) (other than in connection with the exercise of the First Priority Agent’s remedies in respect of the Collateral provided for in Section 3.1), the First Priority Agent, for itself or on behalf of any of the First Priority Creditors, releases any of its Liens on any part of the Collateral (other than to the extent constituting Pari Passu Collateral Accounts) or releases any Grantor from its obligations under its guaranty of the First Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than in connection with the Discharge of First Priority Obligations, then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Priority Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Priority Obligations shall be automatically, unconditionally and simultaneously released, as long as the Net Cash Proceeds of such Disposition of such Collateral shall be applied to the permanent repayment of First Priority Obligations and/or Second Priority Obligations, as applicable, in accordance with the terms of the First Priority Credit Agreement and/or the Second Priority Credit Agreement, as applicable. The Second Priority Agent, for itself or on behalf of any such Second Priority Creditors, promptly shall execute and deliver to the Collateral Agent or such Grantor such termination statements, releases and other documents as the First Priority Agent or such Grantor may reasonably request to effectively confirm such release.

(c)                                  Until the Discharge of First Priority Obligations occurs, the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby irrevocably constitutes and appoints the First Priority Agent and any officer or agent of the First Priority Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or any such officer or agent in the First Priority Agent’s own name, from time to time in the First Priority Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 with respect to the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to the Collateral, including any endorsements or other instruments of transfer or release.

(d)                                 Until the Discharge of First Priority Obligations occurs, to the extent that the First Priority Agent or the First Priority Creditors (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Priority Agent, for itself and for the Second Priority Creditors, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2.                            Insurance. Unless and until the Discharge of First Priority Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Priority Loan Documents, the First Priority Agent and the First Priority Creditors shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the First Priority Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid to the First Priority Agent for the benefit of the First Priority Creditors pursuant to the terms of the First Priority Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Priority Obligations are outstanding, and subject to the rights of the Grantors under the Second Priority Loan Documents, to the Second Priority Agent for the benefit of the Second Priority Creditors to the extent required under the Second Priority Collateral Documents and then, to the extent no Second Priority Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Obligations has occurred, if the Second Priority Agent or any Second Priority Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Priority Agent in accordance with the terms of Section 4.3.

5.3.                            Amendments to First Priority Loan Documents and Second Priority Loan Documents. (a) The First Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Priority Agent or the Second Priority Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that:

(i)                                     in the case of a Refinancing, the holders of such Refinancing debt (or an agent for such holders) bind themselves in a writing addressed to the Second Priority Agent and the Second Priority Creditors to the terms of this Agreement, and

(ii)                                  no amendment, supplement or other modification or Refinancing of the First Priority Loan Documents shall be permitted without the consent of the parties hereto if such amendment, supplement or other modification would increase the aggregate principal amount of Indebtedness or lending commitments under the First Priority Credit Agreement above the Maximum First Priority Indebtedness Amount.

(b)                                 The Second Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the First Priority Agent or the First Priority Creditors all without affecting the lien subordination or other provisions of this Agreement; provided, however, that:

(i)                                     in the case of a Refinancing, the holders of such Refinancing debt (or an agent for such holders) bind themselves in a writing addressed to the First Priority Agent and the First Priority Creditors to the terms of this Agreement, and

(ii)                                  no amendment, supplement or other modification or Refinancing of the Second Priority Loan Documents shall be permitted without the consent of the parties hereto if such amendment, supplement or other modification would increase the aggregate principal amount of Indebtedness or lending commitments under the Second Priority Credit Agreement above the Maximum Second Priority Indebtedness Amount.

(c)                                  In the event any First Priority Agent or the First Priority Creditors and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Agent, such First Priority Creditors, the First Priority Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Collateral Document without the consent of the Second Priority Agent or the Second Priority Creditors, as applicable, and without any action by the Second Priority Agent, the Borrowers or any other Grantor (and shall, at the request of the First Priority Agent, be documented in writing by the Second Priority Agent and the Second Priority Lenders, as applicable), provided that:

(1)                                 no such amendment, waiver or consent shall have the effect of:

(A)                               removing or releasing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Priority Obligations;

(B)                               imposing duties on the Second Priority Agent without its consent;

(C)                               permitting other Liens on the Collateral not permitted under the terms of the Second Priority Loan Documents or Section 6; or

(D)                               being prejudicial to the interests of the Second Priority Creditors to a greater extent than the First Priority Creditors; and

(2)                                 notice of such amendment, waiver or consent shall have been given to the Second Priority Agent at least ten (10) Business Days prior to the effective date of such amendment, waiver or consent.

5.4.                            Legends.

(a)                                 The Parent and the Grantors agree that each Second Priority Collateral Document shall include the following language (or language to similar effect approved by the First Priority Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Priority Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Priority Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among General Maritime Corporation, General Maritime Subsidiary Corporation, as first priority borrower, General Maritime Subsidiary II Corporation, Nordea Bank Finland plc, New York Branch, as First Priority Agent, Nordea Bank Finland plc, New York Branch, as Second Priority Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(b)                                 In addition, the Parent and the Borrowers agree that each Second Priority Mortgage covering any Collateral shall contain such other language as the First Priority Agent may reasonably request to reflect the subordination of such Second Priority Mortgage to the First Priority Collateral Document covering such Collateral.

5.5.                            Bailee for Perfection. Until the Discharge of First Priority Obligations has occurred:

(i)                                     The First Priority Agent as Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, including, but not limited to, the Earnings Accounts (such Collateral being the “Pledged Collateral”) as agent for the First Priority Creditors and as bailee for the Second Priority Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-106(a) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Priority Loan Documents and the Second Priority Loan

Documents, respectively, subject to the terms and conditions of this Section 5.5.

(ii)                                  The First Priority Agent as Collateral Agent shall have no obligation whatsoever to the First Priority Creditors, the Second Priority Agent, or any Second Priority Creditor, to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Priority Obligations as provided in paragraph (iv) below.

(iii)                               The First Priority Agent acting pursuant to this Section 5.5 shall not have by reason of any Collateral Document, this Agreement or any other document a fiduciary relationship in respect of the First Priority Creditors, the Second Priority Agent or any Second Priority Creditor.

(iv)                              Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Priority Agent to the extent Second Priority Obligations remain outstanding, and second, to the Borrowers to the extent no First Priority Obligations or Second Priority Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral); provided that, in each case, the First Priority Agent shall be entitled to rely on certifications from the Second Priority Agent or the Borrowers, as the case may be, as to whether any Second Priority Obligations remain outstanding. The First Priority Agent further agrees to take all other action reasonably requested by the Second Priority Agent in connection with the Second Priority Agent obtaining a first priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(v)                                 Subject to the terms of this Agreement, so long as the Discharge of First Priority Obligations has not occurred, the First Priority Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other First Priority Collateral Documents as if the Liens of the Second Priority Agent or Second Priority Creditors did not exist.

5.6.                            When Discharge of First Priority Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Priority Obligations, the Parent, the First Priority Borrower or any other Grantor thereafter enters into any Refinancing of any First Priority Loan Document evidencing a First Priority Obligation which Refinancing is permitted hereby, then such Discharge of First Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Priority Obligations), and, from and after the date on which the First Priority Debt Notice (as defined below) is delivered to the Second Priority Agent in accordance with the next sentence, the obligations under such Refinancing of the First Priority Loan Document shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Priority Agent under such First

Priority Loan Documents shall be the First Priority Agent for all purposes of this Agreement. Upon receipt of a notice from the First Priority Borrower or any other Grantor and the First Priority Agent (the “First Priority Debt Notice”) stating that the Parent, the First Priority Borrower or such other Grantor has entered into a new First Priority Loan Document (which notice shall include the identity of the new First Priority Agent, such agent, the “New First Priority Agent”), the Second Priority Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent, the First Priority Borrower, such other Grantor or such New First Priority Agent shall reasonably request in order to provide to the New First Priority Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New First Priority Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New First Priority Agent to obtain control of such Pledged Collateral). The New First Priority Agent shall agree in a writing addressed to the Second Priority Agent and the Second Priority Creditors to be bound by the terms of this Agreement. If the new First Priority Obligations under the new First Priority Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Priority Obligations, then the Second Priority Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Second Priority Collateral Documents and this Agreement.

5.7.                            Purchase Right. Without prejudice to the enforcement of any remedy of the First Priority Creditors, so long as a Triggering Event has occurred and is continuing, any of the Second Priority Creditors may, at its sole expense and effort, upon written notice (which notice, subject to the last sentence of this Section 5.7 and with the understanding that such notice will be revocable upon the failure by any First Priority Lender to comply with the provisions contained in this Section 5.7, shall be irrevocable and may only be given by the Second Priority Creditors on one occasion, the “Second Priority Purchase Notice”) to the Borrowers, the Collateral Agent, the First Priority Agent and the Second Priority Agent, require the First Priority Creditors to transfer and assign to such Second Priority Creditors, without warranty or representation or recourse, all (but not less than all) of the First Priority Obligations; provided that (x) the Second Priority Purchase Notice, if any, will be given no more than 10 Business Days after the occurrence of the related Triggering Event and, if the right to purchase the First Priority Obligations is in fact exercised by the Second Priority Creditors, the obligations related to such purchase of First Priority Obligations shall be fulfilled by such Second Priority Creditors within 10 Business Days thereafter, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) such Second Priority Creditors shall have paid to the First Priority Agent, for the account of the First Priority Creditors, in immediately available funds, an amount equal to 100% of such First Priority Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Priority Credit Agreement, an amount in cash equal to the amount of outstanding letters of credit required to be cash collateralized pursuant to the First Priority Documents and (ii) each Existing Swap Agreement, 100% of the aggregate amount (but not less than zero) that the applicable Borrower or Grantor would be required to pay if such Existing Swap Agreements were terminated at such time after netting all settlement amounts and unpaid amounts under such Existing Swap Agreements with the applicable Borrower or Grantor, but without reduction for any other amounts owing by the relevant lender counterparty to the applicable Borrower or Grantor) plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any prepayment penalties or premiums other than customary Eurodollar breakage costs (the “First Priority Termination Fees”)) (such amount, the “First Priority Purchase Price”). In connection with any such assignment or transfer of the First Priority Obligations, all Existing Swap Agreements shall be terminated unless all parties thereto shall have consented to the assignment thereof to the Second Priority Creditors and to the release of the lender counterparties thereto from all liability thereunder. If the right set forth in this Section 5.7 is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within 10 Business Days of the notice (or the First Priority Creditors shall no longer be required to transfer any such First Priority Obligations), (2) such purchase of the First Priority Obligations shall be exercised pursuant to documentation mutually acceptable to each of the First Priority Agent and such Second Priority Creditors, and (3) such First Priority Obligations shall be purchased pro rata among the Second Priority Creditors giving notice to the Second Priority Agent of their intent to exercise the purchase option hereunder according to such Second Priority Creditors’ portion of the Second Priority Obligations outstanding on the date of purchase. In order to effectuate the foregoing, the First Priority Agent shall calculate, upon the written request of the Second Priority Agent (acting at the direction of one or more Second Priority Creditors) from time to time, the amount in cash that would be necessary so to purchase the First Priority Obligations. If, for any reason other than a default by the First Priority Creditors, the Second Priority Creditors fail to purchase and pay for the First Priority Obligations after the delivery of the Second Priority Purchase Notice, the Second Priority Creditors shall be liable to the First Priority Creditors for any losses or damages, including fees and disbursements to counsel, incurred by them by reason of such failure to purchase and pay. It is understood that the obligations of each First Priority Lender and each Second Priority Lender are several and not joint, and no First Priority Lender or Second Priority Lender shall be responsible for any default by any other First Priority Lender and/or any Second Priority Lender, as the case may be, of its obligations under the First Priority Credit Agreement and/or the Second Priority Credit Agreement.

SECTION 6.               Insolvency or Liquidation Proceedings.

6.1.                            Finance and Sale Issues. (a) Until the Discharge of First Priority Obligations has occurred, if any of the First Priority Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Priority Agent shall consent in writing to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) which constitute Collateral and on which the First Priority Agent or any other creditor has a Lien or to permit the First Priority Borrower or any other Grantor to obtain financing, whether from the First Priority Creditors or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that if the conditions set forth in the immediately succeeding sentence are satisfied (x) it will raise no objection to such Cash Collateral use or DIP Financing and (y) it will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Agent or to the extent permitted by Section 6.3). The conditions applicable to the agreement in the preceding sentence are as follows: (a) the sum of the aggregate principal amount and the total commitments of the DIP Financing does not exceed $100,000,000, (b) the interest rate, fees, advance rates, lending limits and sublimits are on market terms that are commercially reasonable under the circumstances, and (c) the Liens securing such DIP Financing are pari passu with or superior in priority to the Liens on the Collateral securing the then outstanding First Priority Obligations and are pari passu to the Liens of the Collateral Agent, the First Priority Creditors and the Second Priority Creditors on the Pari Passu Collateral Accounts. To the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing, the Second Priority Agent shall be deemed to have subordinated its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto), and the Liens securing the Second Priority Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Priority Obligations as if such DIP Financing had not occurred.

(b)                                 Nothing in this Section 6.1 limits or impairs the right of Second Priority Agent to object to any motion regarding DIP Financing (including a DIP Financing proposed by one or more First Priority Creditors) or cash collateral to the extent that (i) the DIP Financing does not meet the requirements in Section 6.1(a), or (ii) the objection could be asserted in an Insolvency Proceeding by unsecured creditors generally and is not inconsistent with this Agreement.

6.2.                            Relief from the Automatic Stay. Until the Discharge of First Priority Obligations has occurred, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it shall not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Priority Agent.

6.3.                            Adequate Protection. (a) The Second Priority Agent, on behalf of itself and the Second Priority Creditors, agrees that it shall not contest (or support any other Person contesting):

(i)                                     any request by the First Priority Agent or the First Priority Creditors for adequate protection with respect to the Collateral; or

(ii)                                  any objection by the First Priority Agent or the First Priority Creditors to any motion, relief, action or proceeding based on the First Priority Agent or the First Priority Creditors claiming a lack of adequate protection with respect to the Collateral.

(b)                                 Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i)                                     if the First Priority Creditors (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral with respect to the Collateral in connection with any Cash Collateral use or DIP Financing, then the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the First Priority Liens on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement; and

(ii)                                  in the event the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, seeks or requests adequate protection in respect of Second

Priority Obligations and such adequate protection is granted in the form of additional or replacement collateral with respect to the Collateral, then the Second Priority Agent, on behalf of itself or any of the Second Priority Creditors, agrees that until the Discharge of First Priority Obligations, the First Priority Agent shall also be granted a senior Lien on such additional or replacement collateral as security for the First Priority Obligations and for any Cash Collateral use or DIP Financing provided by the First Priority Creditors and that any Lien on such additional or replacement collateral securing the Second Priority Obligations shall be subordinated to the First Priority Liens on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such First Priority Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Priority Agent or the Second Priority Creditors from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4.                            No Waiver. Nothing contained herein shall prohibit or in any way limit the First Priority Agent or any First Priority Creditor from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Priority Agent or any of the Second Priority Creditors including the seeking by the Second Priority Agent or any Second Priority Creditors of adequate protection (except as provided in Section 6.3) or the asserting by the Second Priority Agent or any Second Priority Creditors of any of its rights and remedies under the Second Priority Loan Documents or otherwise.

6.5.                            Avoidance Issues. (a) If any First Priority Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the First Priority Borrower or any other Grantor any amount paid in respect of First Priority Obligations (a “First Priority Recovery”), then such First Priority Creditors shall be entitled to a reinstatement of First Priority Obligations with respect to all such recovered amounts.

(b)                                 If any Second Priority Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Grantor any amount paid in respect of Second Priority Obligations (a “Second Priority Recovery”), then such Second Priority Creditors shall be entitled to a reinstatement of Second Priority Obligations with respect to all such recovered amounts.

(c)                                  If this Agreement shall have been terminated prior to a First Priority Recovery or an Second Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6.                            Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, all on account of First Priority Obligations and on account of Second Priority Obligations then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7.                            Post-Petition Interest. (a) None of the Second Priority Agent or any Second Priority Creditor shall oppose or seek to challenge any claim by the First Priority Agent or any First Priority Creditor for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of post-petition interest, fees or expenses.

(b)                                 None of the First Priority Agent or any First Priority Creditor shall oppose or seek to challenge any claim by the Second Priority Agent or any Second Priority Creditor for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of post-petition interest, fees or expenses.

6.8.                            Waiver. The Second Priority Agent, for itself and on behalf of the Second Priority Creditors, waives any claim it may hereafter have against any First Priority Creditor arising out of the election of any First Priority Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9.                            Separate Grants of Security and Separate Classification. The Second Priority Agent, for itself and on behalf of the Second Priority Creditors, and the First Priority Agent, for itself and on behalf of the First Priority Creditors, acknowledge and agree that: (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the Second Priority Obligations and the First Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the class of First Priority Creditors and the class of Second Priority Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior, junior and subordinated secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1, 4.1 and 4.2, all distributions shall be made as if there were separate classes of senior, junior and subordinated secured claims against the Grantors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Creditors, with respect to payment to the First Priority Creditors, (A) subject to the Maximum First Priority Indebtedness Amount, the First Priority Creditors shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Second Priority Creditors with respect to the Collateral, and (B) after such payments to the First Priority Creditors, subject to the Maximum Second Priority Indebtedness Amount, the Second Priority Creditors shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Second Priority Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, with the Second Priority Agent, for itself and on behalf of the Second Priority Creditors, hereby acknowledging and agreeing to turn over to the First Priority Agent, for itself and on behalf of the First Priority Creditors, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Priority Creditors.

SECTION 7.               Reliance; Waivers; Etc.

7.1.                            Reliance. Other than any reliance on the terms of this Agreement, the First Priority Agent, on behalf of itself and the First Priority Creditors under its First Priority Loan Documents, acknowledges that it and such First Priority Creditors have, independently and without reliance on the Second Priority Agent or any Second Priority Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Priority Credit Agreement or this Agreement. The Second Priority Agent, on behalf of itself and the Second Priority Creditors, acknowledges that it and the Second Priority Creditors have, independently and without reliance on the First Priority Agent or any First Priority Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Loan Documents or this Agreement.

7.2.                            No Warranties or Liability. (a) The First Priority Agent, on behalf of itself and the First Priority Creditors under the First Priority Loan Documents, acknowledges and agrees that each of the Second Priority Agent, the Second Priority Creditors, have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Priority Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Loan Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b)                                 Except as otherwise provided herein, the Second Priority Agent, on behalf of itself and the Second Priority Creditors, acknowledges and agrees that the First Priority Agent and the First Priority Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First

Priority Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(c)                                  (A) The First Priority Agent and the First Priority Creditors shall have no duty to the Second Priority Agent, or any of the Second Priority Creditors, and (B) the Second Priority Agent and the Second Priority Creditors shall have no duty to the First Priority Agent or any of the First Priority Creditors, in each case to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrowers or any other Grantor (including the First Priority Loan Documents and the Second Priority Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.                            No Waiver of Lien Priorities. (a) No right of the First Priority Creditors, the First Priority Agent or any of them to enforce any provision of this Agreement or any First Priority Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the First Priority Borrower or any other Grantor or by any act or failure to act by any First Priority Creditor or the First Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Loan Documents or any of the Second Priority Loan Documents, regardless of any knowledge thereof which the First Priority Agent or the First Priority Creditors, or any of them, may have or be otherwise charged with.

(b)                                 No right of the Second Priority Creditors, the Second Priority Agent or any of them to enforce any provision of this Agreement or any Second Priority Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any other Grantor or by any act or failure to act by any Second Priority Creditor or the Second Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Priority Loan Documents, regardless of any knowledge thereof which the Second Priority Agent or the Second Priority Creditors, or any of them, may have or be otherwise charged with.

7.4.                            Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agent and the First Priority Creditors and the Second Priority Agent and the Second Priority Creditors, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Priority Loan Documents or any Second Priority Loan Documents;

(b)                                 except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Priority Loan Document or any Second Priority Loan Document;

(c)                                  except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or Second Priority Obligations or any guaranty thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrowers or any other Grantor in respect of the First Priority Agent, the First Priority Obligations, any First Priority Creditor, the Second Priority Agent, the Second Priority Obligations, or any Second Priority Creditor, in respect of this Agreement.

SECTION 8.               Pari Passu Priority Collateral.

8.1.                            Lien Priorities.

(a)                                 Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the First Priority Obligations or Second Priority Obligations granted on the Pari Passu Collateral Accounts, (ii) the validity or enforceability of the security interests and Liens granted in favor of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor on the Pari Passu Collateral Accounts, (iii) the date on which any First Priority Obligations or Second Priority Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any First Priority Loan Document or any Second Priority Loan Document (other than this Agreement), (vi) the possession or control by the Collateral Agent, any First Priority Creditor or any Second Priority Creditor or any bailee of all or any part of any Pari Passu Collateral Accounts as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the First Priority Agent, on behalf of itself and the First Priority Creditors, and the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby agree that any Lien on the Pari Passu Collateral Accounts securing any First Priority Obligations or Second Priority Obligations now or hereafter held by or on behalf of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be equal and ratable in all respects.

(b)                                 Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Priority Creditor, and the First Priority Agent, for itself and on behalf of each First Priority Creditor, agree that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Creditors and the Second Priority Creditors in the Pari Passu Collateral Accounts; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any First Priority Creditor or any Second Priority Creditor to enforce this Agreement.

(c)                                  Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities in respect of the Pari Passu Collateral Accounts provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the First Priority Loan Documents or the Second Priority Loan Documents; (ii) any amendment, change or modification of any First Priority Loan Documents or Second Priority Loan Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, the Parent or any of its Subsidiaries party to any of the First Priority Loan Documents or Second Priority Loan Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any First Priority Creditor or any Second Priority Creditor.

8.2.                            Exercise of Remedies.

(a)                                 So long as neither the Discharge of First Priority Obligations nor the payment in full of the Second Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Grantor, neither the Collateral Agent nor any of the First Priority Creditors or the Second Priority Creditors will, without the consent of the First Priority Agent, the Second Priority Agent and Collateral Agent, as the case may be, (who shall be entitled but not required, to seek such consents of the First Priority Creditors or the Second Priority Creditors, as the case may be, as they may be deem necessary or desirable), exercise or seek to exercise any rights or remedies (including, without limitation, set-off) with respect to any Pari Passu Collateral Accounts or institute or commence or join with any Person in commencing any action or proceeding with respect to such rights or remedies; provided that:

(I)                                   the Collateral Agent may take any action (not adverse to the Liens on the Pari Passu Collateral Accounts securing the Obligations, or the rights of the First Priority Creditors or the Second Priority Creditors, as the case may be, to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Pari Passu Collateral Accounts;

(II)                              the First Priority Creditors and the Second Priority Creditors shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the First Priority Creditors and the Second Priority Creditors, including without limitation any claims secured by the Pari Passu Collateral Accounts, if any, in each case in accordance with the terms of this Agreement;

(III)                         the First Priority Creditors and the Second Priority Creditors shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement; and

(IV)                          the First Priority Creditors and the Second Priority Creditors shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Pari Passu Collateral Accounts.

(b)                                 Each of the First Priority Agent and the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any First Priority Loan Document or Second Priority Loan Document, respectively, (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Creditors or the Second Priority Creditors, respectively, with respect to the Pari Passu Collateral Accounts as set forth in this Agreement and the First Priority Loan Documents or Second Priority Loan Documents, respectively.

8.3.                            Applications of Proceeds. Any Pari Passu Collateral Accounts or proceeds received by the Collateral Agent, the First Priority Creditors or the Second Priority Creditors in connection with the exercise of any right or remedy (including set off) relating to the Pari Passu Collateral Accounts in contravention of this Agreement shall be segregated and held in trust and forthwith paid over and applied as set forth in Section 4.2.

8.4.                            Perfection. Until the Discharge of First Priority Obligations or the payment in full of the Second Priority Obligations has occurred, the First Priority Agent and the Second Priority Agent agree to hold the Pari Passu Collateral Accounts jointly as collateral agent for the First Priority Creditors and the Second Priority Creditors and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Priority Loan Documents and the Second Priority Loan Documents subject to the terms and conditions of this Section 8.4.

SECTION 9.               Miscellaneous.

9.1.                            Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Loan Documents or the Second Priority Loan Documents, the provisions of this Agreement shall govern and control.

9.2.                            Effectiveness; Continuing Nature of this Agreement; Severability. (a)    This Agreement shall become effective when executed and delivered by the parties hereto.

(b)                                 This is a continuing agreement of lien subordination and the First Priority Creditors may continue, at any time and without notice to the Second Priority Agent or any Second Priority Creditor subject to the Second Priority Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any Grantor constituting First Priority Obligations in reliance hereof. The Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

(c)                                  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrowers or any other Grantor shall include the Borrowers or such Grantor as debtor and debtor in possession and any receiver or trustee for the Borrowers or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the date of Discharge of First Priority Obligations, subject to the rights of the First Priority Creditors and the Second Priority Creditors under Section 6.5.

9.3.                            Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Agent or the First Priority Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that (x) the First Priority Agent (at the direction of the Required Lenders (as defined in the First Priority Credit Agreement)) may, without the written consent of any other holder of Second Priority Obligations, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First Priority Credit Agreement or Second Priority Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First Priority Creditors” and “Second Priority Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First Priority Credit Agreement or the Second Priority Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 9.16 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent (x) their rights are directly affected (which includes, but is not limited to, any amendment to the Grantors’ ability to cause additional obligations to constitute First Priority Obligations or Second Priority Obligations as the Grantors may designate or any amendment in respect of Section 5.1 that imposes additional conditions or requirements to effect a release of Collateral or any amendment in respect of Section 5.3 that imposes additional conditions or requirements to adopt modifications of the First Priority Loan Documents or Second Priority Loan Documents, as the case may be) or (y) such amendment, modification, or waiver in any way amends, modifies or waives the definition of “Maximum First Priority Indebtedness Amount” or “Maximum Second Priority Indebtedness Amount” or, to the extent the rights of the Grantors are directly affected thereby, Section 9.2.

9.4.                            Information Concerning Financial Condition of the Borrowers and their Subsidiaries. The First Priority Agent and the First Priority Creditors, in the first instance, and the Second Priority Agent and the Second Priority Creditors, in the second instance, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and their Subsidiaries and all endorsers and/or guarantors of the First Priority Obligations or the

Second Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. None of the First Priority Agent or any First Priority Creditors or the Second Priority Agent or any Second Priority Creditor shall have a duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Priority Agent or any of the First Priority Creditors or the Second Priority Agent or any of the Second Priority Creditors in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Priority Agent or any First Priority Creditor or the Second Priority Agent or any Second Priority Creditor, it or they shall be under no obligation:

(a)                                 to make, and it or they shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)                                 to provide any additional information or to provide any such information on any subsequent occasion;

(c)                                  to undertake any investigation; or

(d)                                 to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.                            Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Priority Creditors or the Second Priority Agent pays over to the First Priority Agent or the First Priority Creditors under the terms of this Agreement, the Second Priority Creditors and the Second Priority Agent, as applicable, shall be subrogated to the rights of the First Priority Agent and the First Priority Creditors; provided that the Second Priority Agent, on behalf of itself and the Second Priority Creditors hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations has occurred. The Borrowers acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Priority Agent or the Second Priority Creditors that are paid over to the First Priority Agent or the First Priority Creditors pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

9.6.                            SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)                                 ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)                                 WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)                                 AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(4)                                 AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)                                 EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                                  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST PRIORITY LOAN DOCUMENT OR SECOND PRIORITY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

9.7.                            Notices. All notices to the Second Priority Creditors and the First Priority Creditors permitted or required under this Agreement shall also be sent to the Second Priority Agent and the First Priority Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed, electronically mailed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex III hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8.                            Further Assurances. The First Priority Agent, on behalf of itself and the First Priority Creditors under the First Priority Loan Documents, and the Second Priority Agent, on behalf of itself and the Second Priority Creditors under the Second Priority Loan Documents, and the Borrowers, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Priority Agent or the Second Priority Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.9.                            APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10.                     Binding on Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the First Priority Agent, the First Priority Creditors, the Second Priority Agent, the Second Priority Creditor, and their respective successors and assigns.

9.11.                     Specific Performance. Each of the First Priority Agent and the Second Priority Agent may demand specific performance of this Agreement. The First Priority Agent, on behalf of itself and the First Priority Creditors and the Second Priority Agent, on behalf of itself and the Second Priority Creditors, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Agent or the First Priority Creditors or the Second Priority Agent or the Second Priority Creditors, as the case may be.

9.12.                     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13.                     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.14.                     Authorization. (a) By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

(b)                                 The First Priority Agent represents and warrants that it has full power and authority to execute and deliver this Agreement and to bind each First Priority Lender to the agreements, obligations and representations of the First Priority Lenders contained in this agreement or which are stated herein to be binding upon the First Priority Lenders.

(c)                                  The Second Priority Agent represents and warrants that it has full power and authority to execute and deliver this Agreement and to bind each Second Priority Lender to the agreements, obligations and representations of the Second Priority Lenders contained in this agreement or which are stated herein to be binding upon the Second Priority Lenders.

9.15.                     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Agent and the First Priority Creditors in the first instance and the Second Priority Agent and the Second Priority Creditors in the second instance. Except as provided in Section 9.3, none of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrowers nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Grantor, which are absolute and unconditional, to pay the First Priority Obligations and the Second Priority Obligations as and when the same shall become due and payable in accordance with their terms.

9.16.                     Grantors; Additional Grantors. It is understood and agreed that the Parent, the Borrowers and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the First Priority Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the First Priority Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

*     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Priority Agent

NORDEA BANK FINLAND PLC, NEW
YORK BRANCH,
as First Priority Agent

By:	/s/ Gerald E. Chelius, Jr.
	Name:	Gerald E. Chelius, Jr.
	Title:	SVP Credit

By:	/s/ Christian David Christensen
	Name.	Christian David Christensen
	Title:	Assistant Vice President
Shipping, Offshore & Oil Services

Signature Page to General Maritime $508M Primary Intercreditor Agreement

Second Priority Agent

NORDEA BANK FINLAND PLC, NEW
YORK BRANCH,
as Second Priority Agent

By:	/s/ Gerald E. Chelius. Jr.
	Name:	Gerald E. Chelius. Jr.
	Title:	SVP Credit

By:	/s/ Christian David Christensen
	Name:	Christian David Christensen
	Title:	Assistant Vice President
Shipping, Offshore & Oil Services

Signature Page to General Maritime $508M Primary Intercreditor Agreement

Acknowledged and Agreed to by:

The Parent

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President & Chief Financial Officer

The First Priority Borrower

GENERAL MARITIME SUBSIDIARY CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President

The Second Priority Borrower

GENERAL MARITIME SUBSIDIARY II CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President

Signature Page to General Maritime $508M Primary Intercreditor Agreement

ARLINGTON TANKERS LTD.

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Director

Signature Page to General Maritime $508M Primary Intercreditor Agreement

The Subsidiary Guarantors

GMR ARGUS LLC

GMR DAPHNE LLC

GMR ELEKTRA LLC

GMR GEORGE T LLC

GMR HOPE LLC

GMR HORN LLC

GMR ORION LLC

GMR PHOENIX LLC

GMR ST. NIKOLAS LLC

GMR SPYRIDON LLC

GMR ATLAS LLC

GMR HERCULES LLC

GMR MANIATE LLC

GMR POSEIDON LLC

GMR SPARTIATE LLC

GMR ULYSSES LLC

GMR ZEUS LLC

GMR POSEIDON LLC

GMR ULYSSES LLC

GMR HERCULES LLC

GMR ATLAS LLC

GMR ZEUS LLC

GMR MANIATE LLC

GMR SPARTIATE LLC

By:	/s/ Brian Kerr
	Name:	Brian Kerr
	Title:	Manager

Signature Page to General Maritime $508M Primary Intercreditor Agreement

GMR AGAMEMNON LLC

GMR AJAX LLC

GMR DEFIANCE LLC

GMR HARRIET G LLC

GMR KARA G LLC

GMR MINOTAUR LLC

GMR STRENGTH LLC

By:	/s/ Dean Scaglione
	Name:	Dean Scaglione
	Title:	Manager

VISION LTD.

VICTORY LTD.

COMPATRIOT LTD.

COMPANION LTD.

CONSUL LTD.

By:	/s/ Dean Scaglione
	Name:	Dean Scaglione
	Title:	Director

Signature Page to General Maritime $508M Primary Intercreditor Agreement

ANNEX I

Collateral Vessels

	Vessel	Type	DWT	Year Built
1	Genmar Agamemnon	Aframax	96,000	1995
2	Genmar Ajax	Aframax	96,000	1996
3	Genmar Daphne	Aframax	106,500	2002
4	Genmar Defiance	Aframax	105,000	2002
5	Genmar Elektra	Aframax	105,000	2002
6	Genmar Strength	Aframax	105,000	2003
7	Genmar Minotaur	Aframax	96,500	1995
8	Genmar Consul	Handymax	47,400	2004
9	Genmar Companion	Panamax	72,000	2004
10	Genmar Compatriot	Panamax	72,000	2004
11	Genmar Argus	Suezmax	153,000	2000
12	Genmar George T	Suezmax	155,000	2007
13	Genmar Harriet G	Suezmax	155,000	2006
14	Genmar Hope	Suezmax	159,000	1999
15	Genmar Horn	Suezmax	159,000	1999
16	Genmar Kara G	Suezmax	155,000	2007
17	Genmar Orion	Suezmax	153,000	2002
18	Genmar Phoenix	Suezmax	153,000	1999
19	Genmar Spyridon	Suezmax	153,000	2000
20	Genmar St. Nikolas	Suezmax	155,000	2008
21	Genmar Victory	VLCC	314,000	2001
22	Genmar Vision	VLCC	314,000	2001

ANNEX II

Other Collateral Vessels

	Vessel	Type	DWT	Year Built
1	Genmar Atlas	VLCC	306,005	2007
2	Genmar Hercules	VLCC	306,543	2007
3	Genmar Maniate	Suezmax	164,925	2010
4	Genmar Poseidon	VLCC	305,795	2002
5	Genmar Ulysses	VLCC	318,695	2003
6	Genmar Zeus	VLCC	318,325	2010
7	Genmar Spartiate	Suezmax	164,925	2011

ANNEX III

Notices

First Priority Agent

Nordea Bank Finland plc, New York Branch

Attention: Martin Lunder

Telecopier: (212) 421-4420

Email: martin.lunder@nordea.com

with a copy to:

White & Case LLP

Attention:      David E. Joyce

Telecopier:        (212) 354-8113

Email:         djoyce@whitecase.com

Second Priority Agent

Nordea Bank Finland plc, New York Branch

Attention: Martin Lunder

Telecopier:        (212) 421-4420

Email:         martin.lunder@nordea.com

with a copy to:

White & Case LLP

Attention:      David E. Joyce

Telecopier:        (212) 354-8113

Email:         djoyce@whitecase.com

The First Priority Borrower

General Maritime Subsidiary Corporation

299 Park Avenue

New York, New York 10171

Attention:        John C. Georgiopoulos

Telecopy:         (212) 763-5608

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:        Kenneth Chin

Telecopy:         (212) 715-8000

and

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention:      Samantha Good

Telephone:   (415) 439-1914

Facsimile:         (415) 439-1500

The Second Priority Borrower

General Maritime Subsidiary II Corporation

299 Park Avenue

New York, New York 10171

Attention:      John C. Georgiopoulos

Telecopy:       (212) 763-5608

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:        Kenneth Chin

Telecopy:         (212) 715-8000

and

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention: Samantha Good

Telephone:      (415) 439-1914

Facsimile:          (415) 439-1500